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                                EXHIBIT - 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CAIS Internet, Inc. on Form S-3 of our report dated October 22, 1999 on the financial statements of ATCOM, Inc., appearing in the Current Report on Form 8-K/A of CAIS Internet, Inc. dated November 12, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

San Diego, California
June 1, 2000